Exhibit 15.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-280810) and Form F-3(File No: 333-284959) of our report dated October 24, 2025, with respect to the audited consolidated financial statements of ICZOOM GROUP INC. which appears in the annual report on Form 20-F of ICZOOM GROUP INC. for the year ended June 30, 2025.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

October 24, 2025